Exhibit 11

                              COMMERCE GROUP CORP. AND CONSOLIDATED SUBSIDIARIES

                                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                                         Years Ended March 31
                                                                    2004                2003                2002
                                                       --------     ----   --------     ----   --------     ----

BASIC

Net income (loss) for primary income per common
share                                                     $     (14,381)      $     (35,886)      $     (43,171)
                                                          ==============      ==============      ==============

Weighted average number of common shares
outstanding during the year - basic                           21,089,812          18,907,958          16,349,170
                                                       ==     ==========   ==     ==========   ==     ==========

Income (loss) per common share - basic                    $      (.0007)      $      (.0019)      $      (.0026)
                                                          ==============      ==============      ==============

DILUTED

Net income (loss) for basic and diluted income per
common share                                               $    (14,381)       $    (35,886)       $    (43,171)
                                                           =============       =============       =============

Weighted average number of common shares used in
calculating income per
common share                                                  21,089,812          18,907,958          16,349,170

Add incremental shares representing:
  Shares issuable upon exercise of stock
  options                                                        210,000             960,000             670,000
                                                       -----     -------   -----     -------   -----     -------

Weighted average number of shares used in
calculation of fully diluted income per share
                                                              21,299,812          19,867,958          17,109,170
                                                              ==========          ==========          ==========

Fully diluted income (loss) per common
share                                                       $    (.0007)        $    (.0018)        $    (.0025)
                                                            ============        ============        ============